EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 (Amounts in millions, except per-share amounts)

                                                                 Three Months Ended              Six Months Ended
                                                                            June 30                       June 30
                                                          -------------------------     -------------------------
                                                                2002           2001           2002           2001
-----------------------------------------------------     ----------     ----------     ----------     ----------
BASIC EARNINGS PER SHARE
Income before extraordinary item and effect
     of changes in accounting principles                  $      240     $      473     $      360     $      984
Effect of repurchase of Trust Preferred Securities                --             --             --             --
                                                          ----------     ----------     ----------     ----------
Earnings before extraordinary item and effect of
     changes in accounting principles                            240            473            360            984
Extraordinary loss, net                                           --             --             --             (3)
Cumulative effect of changes in
     accounting principles, net                                   --             --            (95)           (24)
                                                          ----------     ----------     ----------     ----------
Earnings applicable to common stock                       $      240     $      473     $      265     $      957
                                                          ==========     ==========     ==========     ==========
Weighted average common shares outstanding                     375.8          372.0          375.1          371.1
                                                          ==========     ==========     ==========     ==========
Basic earnings per share
     Income before extraordinary item and effect
       of changes in accounting principles                $      .64     $     1.27     $      .96     $     2.65
     Extraordinary loss, net                                      --             --             --           (.01)
     Cumulative effect of changes in
       accounting principles, net                                 --             --           (.25)          (.06)
                                                          ----------     ----------     ----------     ----------
     Basic earnings per common share                      $      .64     $     1.27     $      .71     $     2.58
                                                          ==========     ==========     ==========     ==========

DILUTED EARNINGS PER SHARE
Earnings before extraordinary item and effect of
     changes in accounting principles                     $      240     $      473     $      360     $      984
Extraordinary loss, net                                           --             --             --             (3)
Cumulative effect of changes in
     accounting principles, net                                   --             --            (95)           (24)
                                                          ----------     ----------     ----------     ----------
Earnings applicable to common stock                       $      240     $      473     $      265     $      957
                                                          ==========     ==========     ==========     ==========
Weighted average common shares outstanding                     375.8          372.0          375.1          371.1
Dilutive effect of exercise of options outstanding               5.7            2.7            5.2            1.7
                                                          ----------     ----------     ----------     ----------
                                                               381.5          374.7          380.3          372.8
                                                          ==========     ==========     ==========     ==========
Diluted earnings per share
     Income before extraordinary item and effect
       of changes in accounting principles                $      .63     $     1.26     $      .95     $     2.64
     Extraordinary loss, net                                      --             --             --           (.01)
     Cumulative effect of changes in
       accounting principles, net                                 --             --           (.25)          (.06)
                                                          ----------     ----------     ----------     ----------

     Diluted earnings per common share                    $      .63     $     1.26     $      .70     $     2.57
=====================================================     ==========     ==========     ==========     ==========

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                         Three Months Ended                                  Six Months Ended
                                                                    June 30                                           June 30
                              ---------------------------------------------     ---------------------------------------------
                                              2002                     2001                     2002                     2001
                              --------------------     --------------------     --------------------     --------------------
STOCK OPTIONS
   Number of shares                           .006                     .021                     .021                     .021
   Price range per share                   $29.438       $29.063 -- $29.438       $29.063 -- $29.438       $29.063 -- $29.438
   Expiration range                       12/01/07     12/01/07 -- 04/29/08     12/01/07 -- 04/29/08     12/01/07 -- 04/29/08
-------------------------     --------------------     --------------------     --------------------     --------------------